SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant {X}

                 Filed by a Party Other than the Registrant { }

Check the appropriate box:

{X}    Preliminary Proxy Statement
{ } Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
{ }    Definitive Proxy Statement
{ }    Definitive Additional Materials
{ }    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        Price Communications Corporation

                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{X}    No fee required.
{ }    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1.    Title of each class of securities to which transaction applies:
       2.    Aggregate number of securities to which transaction applies:
       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       4.    Proposed maximum aggregate value of transaction:
       5.    Total fee paid:
{ }    Fee paid previously with preliminary materials.

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.    Amount Previously Paid:
       2.    Form, Schedule or Registration Statement No.:
       3.    Filing Party:
       4.    Date Filed:

                        PRICE COMMUNICATIONS CORPORATION
                              45 Rockefeller Plaza
                            New York, New York 10020


                      ------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      ------------------------------------


To the shareholders of PRICE COMMUNICATIONS CORPORATION

       NOTICE IS HEREBY GIVEN that an Annual Meeting (the "Annual Meeting") of the shareholders of Price Communications Corporation (the "Company") will be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York on Wednesday, July 14, 1999 at 9:30 a.m. Eastern Daylight Savings Time for the following purposes:

1.     To elect one director, for a term of three years expiring in 2002
(Proposal 1);

2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 (Proposal 2); and

3. To transact such other business related to the foregoing as may properly be brought before the meeting and any postponement or adjournment thereof.

       The Board of Directors has fixed the close of business on June 10, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.


                             By Order of the Board of Directors,




                             KIM I. PRESSMAN
                             Executive Vice President, Chief Financial Officer and Secretary


June   ,1999

       WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO INSURE THAT YOUR SHARES ARE VOTED.

                        PRICE COMMUNICATIONS CORPORATION
                              45 Rockefeller Plaza
                            New York, New York 10020


                      ------------------------------------


                                 PROXY STATEMENT

                      ------------------------------------


       This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Price Communications Corporation (the "Company") to be voted at the Annual Meeting of shareholders of the Company (the "Annual Meeting"), which will be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York on July 14, 1999 at 9:30 a.m. Eastern Daylight Savings Time. The purposes of the Annual Meeting are as follows:

       (i) to elect one director, for a term of three years expiring in 2002;

       (ii) to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 (the "Amendment Authorizing Additional Shares"); and

       (iii) to transact such other business related to the foregoing as may properly be brought before the meeting and any postponement or adjournment thereof.

       If not otherwise specified, all proxies received pursuant to this solicitation will be voted in the election of directors FOR the person named herein and FOR the proposed amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") described herein. Each proposal is independent of the other proposal, and the failure of the shareholders to approve any one proposal will not impact the other proposals.

       Shareholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Secretary of the Company at the above address, or by attending the Annual Meeting and voting in person. The cost of solicitation of proxies will be borne by the Company.

       The Board of Directors does not know of any matters other than those specified in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment. In the event that the nominee is unable to serve as a director at the date of the Annual Meeting, the enclosed form of proxy will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy.

       As of June 10, 1999, the record date for the Annual Meeting, there were
outstanding and entitled to vote at the Annual Meeting       shares of the
Company's Common Stock, with each such share being entitled to one vote, and shares of Series A Preferred Stock, with each such share being entitled to approximately 6.1 votes (such Series A Preferred Stock, the "Preferred Stock"). Only shareholders of record at the close of business on June 10, 1999 will be entitled to vote at the Annual Meeting, and this Proxy Statement and the accompanying proxy are being sent to such shareholders on or about June 17, 1999.

       Under New York Law and the Company's Certificate of Incorporation and By-laws, the holders of a majority of the voting power of the outstanding shares entitled to vote, present in person or represented by proxy constitutes a quorum. If a quorum is established, the directors are elected by a plurality of the votes cast by the holders of shares entitled to vote thereon. The affirmative vote of a majority of the voting power of the Company's outstanding shares of Common Stock and Preferred Stock is required to approve the Amendment Authorizing Additional Shares. Abstentions and broker non-votes will be counted only for purposes of determining a quorum; consequently, an abstention or broker non-vote will have the same effect as a vote against it.

       THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN THE ELECTION OF DIRECTORS FOR THE PERSON NAMED HEREIN AND FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. OFFICERS AND DIRECTORS
HOLDING SHARES OF COMMON AND PREFERRED STOCK OF THE COMPANY WITH      % OF THE
VOTING POWER OF ALL OUTSTANDING SHARES HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF SUCH DIRECTOR AND THE PROPOSAL.

                    MATTERS TO COME BEFORE THE ANNUAL MEETING
                                 OF SHAREHOLDERS

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

General

       The Company's Certificate of Incorporation provides that the Board of Directors will consist of not fewer than three nor more than ten directors, with the actual number of directors being set from time to time by resolution of the Board. The Board of Directors has fixed the authorized number of directors at three.

       The Certificate of Incorporation of the Company provides that the Board of Directors shall be divided into three separate classes, with such classes to be as nearly equal in number as the total number of directors constituting the entire Board of Directors permits. One class is elected each year to serve a staggered three-year term. The terms of office of the respective classes expire in successive years. At the Annual Meeting, one member is to be elected to the Board of Directors to serve for a term of three years until the annual meeting of stockholders in 2002. The nominee, Mr. George H. Cadgene, has consented to be named and to serve if elected. The nominee is now a Class A director of the Company and is standing for reelection. The incumbent Class B and Class C directors will serve until the annual meetings of shareholders in 2000 and 2001, respectively. The Board of Directors has no reason to believe that the nominee will be unable to serve if elected to office and, to the knowledge of the Board, the nominee intends to serve the entire term for which election is sought. Should the nominee named herein become unable or unwilling to accept nomination or election, the persons named in the proxy will vote for such other person as the Board of Directors may recommend.

Vote Required

       The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors.

Recommendation of the Board of Directors

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE.


                             PRINCIPAL SHAREHOLDERS
                                       AND
                        SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock and Preferred Stock as of April 30, 1999 by (i) each person or group known to the Company who beneficially owns more than five percent of the Company's Common Stock and (ii) all directors and executive officers of the Company and named executive officers of Price Communications Wireless ("PCW") as a group:


NAME OF                   CLASS OF STOCK       NUMBER OF         PERCENTAGE OF
BENEFICIAL                                     SHARES (1)        CLASS
OWNER


Robert Price              Common Stock         5,694,572         17.1%
                          Series A Preferred     728,133          100%
                          Stock (2)
George H. Cadgene         Common Stock            13,475           (3)
Robert F. Ellsworth       Common Stock             6,406           (3)
Kim I. Pressman           Common Stock           578,491          1.7%
Dennis W. Stone           Common Stock             1,718           (3)
Michael N. Bruno          Common Stock             2,500           (3)

All directors and
executive officers
and named executive       Common Stock         6,275,287         18.8%
officers of PCW as a      Series A Preferred     728,133          100%
group (6 persons)         Stock

Dimensional Fund          Common Stock         2,118,930          6.3%
Advisors, Inc.(4)
Harvey Sandler            Common Stock         2,511,081 (5,6,7)  7.4%
John Kornreich            Common Stock         1,752,864 (5,6,8)  5.2%

--------------

(1) Under the applicable rules of the Securities and Exchange Commission (the "SEC"), each person or entity is deemed to be a beneficial owner with the power to vote and direct the disposition of these shares. Information as to number of shares of the Company's Common Stock and voting power of Preferred Stock gives effect to five-for-four stock splits of the Company's Common Stock, in the form of stock dividends payable on December 23, 1997, April 1, 1998, April 30, 1998, January 25, 1999 and
       May 4, 1999 and a two-for-one stock split on August 31, 1998 (collectively, the "Stock Splits").

(2) Each share of Series A Preferred Stock votes with the Common Stock on the basis of approximately 6.1 votes for each vote cast by a share of the Common Stock. Information with respect to Series A Preferred Stock gives effect to the Stock Splits but does not give effect to a proposed exchange of certain of such shares for 1,500,000 shares of the Company's Common Stock. See "Related Party Transactions" below.

(3)    Less than 1%.

(4) Based on information contained in a Statement on Schedule 13G dated February 12, 1999.

(5) Based upon information contained in a Statement on Schedule 13D dated May 5, 1999. Each person disclaims beneficial ownership of these securities, except to the extent of his equity interest therein.

(6) Includes 932,997 shares of Common Stock that may be deemed to be beneficially owned by Sandler Capital Management ("SCM"), a registered investment advisor and New York general partnership, and 664,398 shares of Common Stock owned by Sandler Associates, a New York limited partnership. Each of Mr. Sandler and Mr. Kornreich controls a general partner of SCM and is a general partner of Sandler Associates. Consequently, each may be deemed to have shared voting and dispositive power with respect to the shares deemed to be beneficially owned by such entities. Each of Mr. Sandler, Mr. Kornreich and SCM disclaims beneficial ownership of 849,014 shares of Common Stock and 83,983 shares of Common Stock issuable upon the exercise of warrants held in accounts managed by SCM.

(7) Includes 155,469 shares of Common Stock owned by J.K. Media L.P. with respect to which Mr. Kornreich controls a general partner.

(8)    Includes 913,686 shares of Common Stock owned by Mr. Sandler.

                        DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth certain information with respect to the directors and executive officers of the Company and certain executive officers of PCW:

            Name         Age                               Office

Robert Price             66       Director, President, Chief Executive Officer and Treasurer

Kim I. Pressman          42       Executive Vice President, Chief Financial Officer, Secretary and
                                  Assistant Treasurer

George H. Cadgene        80       Director

Robert F. Ellsworth      72       Director

Dennis W. Stone          40       President of PCW

Michael N. Bruno         30       Executive Vice President of PCW

                                        5

       The following is a biographical summary of the experience of the executive officers and directors of the Company, and the executive officers of PCW named above.

       Robert Price has served concurrently as a Director and the Chief Executive Officer and President of the Company since 1979, has served as Treasurer of the Company since 1990, and has been a Director of Price Communications Wireless Holdings, Inc. ("Holdings") and PCW since 1997. Mr. Price was a Director of PriCellular Corporation ("PriCellular") from 1990 until it was acquired by American Cellular Corporation in June 1998. Mr. Price was the President and Assistant Treasurer of PriCellular from 1990 until May 1997 and served as Chairman of PriCellular from May 1997 until June 1998. Mr. Price, an attorney, is a former General Partner of Lazard Freres & Co. He has served as an Assistant United States Attorney, practiced law in New York and served as Deputy Mayor of New York City. In the early sixties, Mr. Price served as President and Director of Atlantic States Industries, a corporation owning weekly newspapers and four radio stations. After leaving public office, Mr. Price became Executive Vice President of The Dreyfus Corporation and an Investment Officer of The Dreyfus Fund. In 1972 he joined Lazard Freres & Co. Mr. Price has served as a Director of Holly Sugar Corporation, Atlantic States Industries, The Dreyfus Corporation, Graphic Scanning Corp. and Lane Bryant, Inc., and is currently a member of The Council on Foreign Relations. Mr. Price serves as the Representative of the Majority Leader and President Pro Tem of the New York Senate and as a member of the Board of Directors of the Municipal Assistance Corporation for the City of New York. Mr. Price is also a Director and president of TLM Corporation.

       Kim I. Pressman, a certified public accountant, is a graduate of Indiana University and holds an M.B.A. from New York University. Ms. Pressman was elected Chief Financial Officer in May 1998. Before assuming her other present offices as Executive Vice President and Secretary in October 1994 (in which she served until August 1997 and again from February 1998 to the present), Ms. Pressman held many positions with the Company including Vice President and Treasurer, Senior Vice President, Secretary, Vice President--Broadcasting and Vice President, Controller, and Assistant Treasurer. Prior to joining the Company in 1984, Ms. Pressman was employed for three years by Peat, Marwick, Mitchell & Co., a national certified public accounting firm, and for more than three years thereafter was Supervisor, Accounting Policies for International Paper Company and then Manager, Accounting Operations for Corinthian Broadcasting of Dun & Bradstreet Company, a large group owner of broadcasting stations. Ms. Pressman is a Director, Vice President, Treasurer and Secretary of TLM Corporation. Until June 1998, she served as a Director, Vice President and Secretary of PriCellular for more than the past five years.

       George H. Cadgene, an engineer by training, is a private investor and has been a director of the Company since 1981. His former occupational affiliations include Givaudan Corporation, Trubek Laboratories and International Flavors and Fragrances, where he served as Vice President for Aroma Chemical Sales. Mr. Cadgene has served as a Director of Highland Capital Corporation and Intarome, Inc. He has also served as President of the Essential Oil Association from 1967 to 1968 and as President of the Drug, Chemical and Allied Trade Association from 1969 to 1971.

       Robert F. Ellsworth has been a director of the Company since 1981. He is President of Robert Ellsworth & Co., Inc., Washington, D.C., a private investment firm, and Managing Director of The Hamilton Group, LLC, a private venture group. From 1974 to 1977 he served as an Assistant Secretary and then Deputy Secretary of Defense. He was a General Partner of Lazard Freres & Co. from 1971 to 1974, and served in the United States House of Representatives from 1961 to 1967. His professional affiliations include the International Institute for Strategic Studies, London; Atlantic Council of the United States, Washington, D.C.; The Council on Foreign Relations, New York; and the American Council on Germany; New York.

       Dennis Stone has been employed by Price Communications Wireless since August, 1998 first as Vice President and General Manager of the Company's Columbus, GA MSA. He was promoted to President in November, 1998. Prior to that, he was employed by PriCellular Corporation since July, 1991, most recently as Regional General Manager in that Company's New York cluster. During his tenure with PriCellular, Dennis has held increasingly responsible positions as General Manager of the New York and Alabama properties. Mr. Stone will reside in Atlanta, Georgia with his wife and daughter. He attended the University of Texas at Tyler.

       Michael Bruno joined Price Communications Wireless in September, 1998 as Corporate Consultant and was promoted to Executive Vice President in November, 1998. Previously, he was employed by PriCellular Corporation as Vice President and General Manager of certain Ohio and New York properties from 1995 to 1998. From 1993 to 1995, he was a Sales Manager for Sterling Cellular Corporation in its Ohio-9 RSA. He attended the State University of New York at Albany where he received a Bachelor of Science degree in Business Administration.

Meetings of the Board

       The Board of Directors of the Company met nine times during the year ended December 31, 1998. Each member of the Board attended all of the meetings of the Board and the committees of the Board of which he is a member held during the year while he was a member thereof, except that one director missed one meeting of the Board due to illness.

Committees of the Board

       The Board of Directors has established an Audit and Finance Committee, a Stock Option and Compensation Committee, and a Nominating Committee. The Audit and Finance Committee consists of Messrs. Cadgene and Ellsworth. Its functions include (i) making recommendations to the Board of Directors as to the independent accountant to be appointed by the Board, (ii) reviewing with the independent accountants the scope of their examination, (iii) receiving the reports of the independent accountants and meeting with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) reviewing, either directly or through the independent accountants, the internal accounting and auditing procedures of the Company and (v) studying various issues relating to the capital structure of the Company. The Audit and Finance Committee did not meet during 1998.

       The Stock Option and Compensation Committee consists of Messrs. Cadgene and Ellsworth. Its functions include reviewing and approving arrangements relating to the compensation of executive officers of the Company and administering the Company's 1992 Long Term Incentive Plan. The Stock Option and Compensation Committee held two meetings in 1998.

       The Nominating Committee consists of Messrs. Cadgene and Ellsworth. The Nominating Committee nominates candidates for election to the Company's Board of Directors and met one time in 1998. The Nominating Committee will consider nominations by shareholders made pursuant to timely notice in proper written form to the Secretary of the Company. To be timely, such a notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 90 days prior to the meeting at which directors are to be elected; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the security-holder to be timely must be so received not later than the close of business on the earlier of (i) the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made or (ii) the last business day prior to the meeting date. To be in proper written form, a shareholder's notice to the Secretary must set forth in writing (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in connection with the solicitation or proxies for election of directors, or is otherwise required, in each case pursuant to Regulations 14A under the Securities Exchange Act of 1934 or any successor regulation or law, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (ii) as to the shareholder or shareholders giving notice, (x) the name and address, as they appear on the Company's books, of such shareholder or shareholders and (y) the class and number of shares of the Company which are beneficially owned by such shareholder or shareholders. Nominations by shareholders not made in accordance with the foregoing procedures shall be disregarded.

                             EXECUTIVE COMPENSATION

Directors Compensation

       Directors are compensated for their reasonable travel and related expenses in attending in-person Board of Directors or committee meetings, and directors who are not officers or employees of the Company receive fees of $25,000 per annum, and also received a bonus of $15,000 for services during 1998 due to the significant demands made on such directors during the year.

Executive Compensation

       The following table sets forth certain summary information concerning the compensation paid to the executive officers of the Company for the three years ended December 31, 1998:


                                                           ANNUAL                           LONG-TERM
                                                           COMPENSATION                     COMPENSATION

                                                                                            SECURITIES       ALL
NAME AND                                                                                    UNDERLYING       OTHER
PRINCIPAL POSITION                              YEAR       SALARY($)       BONUS ($)        OPTIONS (3)      COMPENSATION
Robert Price,                                   1998       $375,000        $540,000(1)             0
Chief Executive Officer and Treasurer           1997       $375,000        $500,000(2)       305,175
                                                1996       $349,900        $564,300                0
Kim I. Pressman, Executive                      1998       $197,000        $ 75,000(1)        21,875          $155,000(4)
Vice President, Chief  Financial Officer        1997       $ 90,900        $      0          305,175          --
  and Secretary                                 1996       $125,000        $150,000           53,711          --


---------------

(1) Consists of $500,000 paid to Mr. Price in Common Stock of the Company and $50,000 paid to Ms. Pressman in Common Stock of the Company.

(2)    Paid in Common Stock of the Company.

(3)    Gives effect to the Stock Splits.

(4)    Consists primarily of amounts paid under former employment agreement.



Employment Agreements

       The Company has an employment agreement with Robert Price, the President of the Company, for a term ending October 6, 2000, subject to extension. The agreement provides for base compensation at the rate of $375,000 per annum, subject to certain cost of living increases, and such performance bonuses as may be determined by the Board of Directors in its sole discretion. Under the agreement, if the Company terminates Mr. Price's employment for Cause (as defined therein), or if Mr. Price terminates his employment at his option, Mr. Price will be entitled to a severance payment from the Company equal to one year's base salary. If the Company terminates Mr. Price's employment without Cause, or if Mr. Price terminates his employment for Good Reason (as defined in the employment agreement), Mr. Price will be entitled to a severance payment from the Company equal to three years' base salary. Good Reason is defined to include the occurrence of a Change in Control (as defined in the agreement). The Board of Directors and the Stock Option and Compensation Committee of the Company have agreed to increase Mr. Price's base compensation to $600,000 effective June 1, 1999.

                                  STOCK OPTIONS

       The following table reflects the number of options for shares of the Company's Common Stock subject to the options granted under the Company's 1992 Long Term Incentive Plan (the "LTIP") during the year ended December 31, 1998 to executive officers of the Company and the named executive officers of PCW:


                                      OPTION GRANTS IN LAST FISCAL YEAR


NAME                  NUMBER OF          % OF TOTAL        EXERCISE       EXPIRATION   POTENTIAL REALIZED
                      SECURITIES         OPTIONS           PRICE (2)      DATE         VALUE AT ASSUMED
                      UNDERLYING         GRANTED TO                                    ANNUAL RATES OF
                      OPTIONS            EMPLOYEES IN                                  STOCK PRICE
                      GRANTED (1)(2)     FISCAL YEAR                                   APPRECIATION FOR
                                                                                       OPTION TERM (3)
                                                                                       5%            10%
                                                                                       --            ---
Kim I. Pressman       21,875             25.9%             $4.16          05/08        $57,225       $145,075

-------

(1) Upon the occurrence of a "change in control" of the Company, as defined in the LTIP, the Company's Stock Option and Compensation Committee may, in its discretion, provide for the purchase of any then outstanding options by the Company or a designated subsidiary for an amount of cash equal to the excess of (i) the product of the "change in control price" (as defined below) and the number of shares of the Company's Common Stock subject to the options over (ii) the aggregate exercise price of such options. The change in control price means the higher of (1) the highest price per share of the Company's Common Stock paid in any transaction related to a change in control of the Company and (ii) the "highest fair market value," as defined in the LTIP, of the Company's Common Stock at any time during the 60-day period preceding the change in control.

(2)    Number of options and exercise price give effect to the Stock
       Splits

(3) In order to realize these potential values, the closing price of the Company's Common Stock on May 4, 2008 would have to be $6.78 and $10.79 per share, respectively.

       The following table reflects the number of stock options held by the executive officers of the Company and the named executive officers of PCW on December 31, 1998:



                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR END OPTION VALUE


NAME                      SHARES            VALUE          NUMBER OF SECURITIES             VALUE OF
                          ACQUIRED          REALIZED       UNDERLYING                       UNEXERCISABLE IN-THE-
                          ON EXERCISE       ($)            UNEXERCISED                      MONEY OPTION AT FISCAL
                          (1)                              OPTIONS AT                       YEAR END
                                                           FISCAL YEAR END (1)
                                                           EXERCISABLE        UNEXER-       EXERCISABLE        UNEXER-
                                                                              CISABLE                          CISABLE
Robert Price                                               305,175                          $2,050,784         -
Kim I. Pressman           299,075                          305,175            21,875        $2,050,784         $9,765

-------------

(1)      Numbers of shares give effect to the Stock Splits.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Stock Option and Compensation Committee Report on Executive Compensation and Repricing of Options

       Under the rules of the SEC, this report is not deemed "soliciting material" and is not incorporated by reference in any filing with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

       The Stock Option and Compensation Committee of the Board of Directors is composed of two non-employee directors, Messrs. George H. Cadgene and Robert F. Ellsworth. It is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies and the annual compensation paid to the Company's executive officers and administering the LTIP. The Committee believes that the Company's compensation arrangements should enable the Company to attract and retain highly qualified executive employees, reward individual performance and foster an identity of interest between management and the Company's shareholders. The Company has only two executive employees, Mr. Price and Ms. Pressman; Mr. Stone is President of PCW and Mr. Bruno is Executive Vice President of PCW.

       The Company awarded Mr. Price a bonus for 1998 payable solely in Common Stock of the Company with a value of $500,000. Among the factors taken into account by the Company's Stock Option and Compensation Committee in determining to award such bonus payable in Common Stock were the Company's excellent financial results for 1998, the high trading level of the Company's Common Stock, and, in the view of the members of such Committee, Mr. Price's superb management of the Company. In determining to award Mr. Price a bonus payable solely in the Company's Common Stock rather than cash, such Committee considered the fact that Mr. Price had declined to accept a bonus payable in cash in an amount which such Committee deemed to be adequate to compensate Mr. Price for the excellent results achieved by the Company during such year and Mr. Price's contribution to such results, in significant part because of Mr. Price's concern about the perception to holders of the Company's debt of significant cash payments to the Company's Chief Executive Officer. Among the factors taken into account by the Board of Directors and such Committee in approving the compensation arrangement of Ms. Pressman was her significant contribution to the Company's excellent financial results for 1998.

       The Company has not developed a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of Internal Revenue Code for the reason that none of the Company's executive officers have historically received a level of compensation which would make it advisable for the Company to have such a policy. In the event any of the Company's executive officers reach such a level of compensation, the Committee would anticipate considering the effects of Section 162(m) in connection with its compensation determinations. As a result of the amendments to the Company's LTIP by the Company's shareholders at the Company's 1998 Annual Meeting, it is intended that certain awards under the LTIP will satisfy the requirements of Section 162(m).

                                        George M. Cadgene
                                        Robert F. Ellsworth
                                        (members of the Stock Option and
                                        Compensation Committee)

                             STOCK PRICE PERFORMANCE

                    Total Return To Shareholders

                    (Dividends reinvested monthly)


                                                     ANNUAL RETURN PERCENTAGE
                                                          Years Ending

Company / Index                        Dec94     Dec95      Dec96     Dec97        Dec98
---------------------------------------------------------------------------------------------
PRICE COMMUNICATIONS CORP                  65.12     53.87       7.78    24.13       372.06
S&P 500 COMP-LTD                            1.32     37.58      22.96    33.36        28.58
CELLULAR/WRLESS TELECOM-500                 0.63     -3.01     -10.56    64.60        51.08
BRDCAST(TV,RADIO,CABLE)-500                -7.15     30.91     -18.03    64.53        55.13



                                                         INDEXED RETURNS
                                                          Years Ending
                             Base
                            Period
Company / Index              Dec93     Dec94     Dec95      Dec96     Dec97       Dec98
---------------------------------------------------------------------------------------------
PRICE COMMUNICATIONS CORP       100       165.12    254.07     273.84   339.92      1604.65
S&P 500 COMP-LTD                100       101.32    139.40     171.40   228.59       293.91
CELLULAR/WRLESS TELECOM-500     100       100.63     97.60      87.30   143.69       217.09
BRDCAST(TV,RADIO,CABLE)-500     100        92.85    121.55      99.63   163.92       254.30


[GRAPHIC OMITTED]

           COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company to file with the SEC initial reports of ownership and reports of changes in ownership of securities of the Company. Directors and executive officers are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all
Section 16(a) filing requirements applicable to directors and executive officers were timely satisfied during the fiscal year ended December 31, 1998.

                           RELATED PARTY TRANSACTIONS

       On May 13, 1997 and May 21, 1997, the Board of Directors of the Company authorized the sale to Mr. Price of 728,133 shares and 364,066 shares of the Company's Series A and Series B Preferred Stock, respectively. The purpose of such shares (as subsequently amended) was to provide Mr. Price with incentive to maximize shareholder value by permitting him to receive value from such Series A shares if, among other things, the trading price of the Company's Common Stock during any ten consecutive trading days exceeded $22.00 per share (the equivalent of $3.60 after giving effect to the Stock Splits), and from the Series B if, among other things, the trading price of the Company's Common Stock during any ten consecutive trading days exceeded $15.00 per share (the equivalent of $7.68 per share after giving effect to the Stock Splits completed prior to the exchange of Series B Preferred Stock described below).

       On June 11, 1998, Mr. Price notified the Company that he was considering the exercise of his right to have redeemed by the Company his shares of Series B Preferred Stock. The trading price of such Common Stock on June 11, 1998 was $12 after giving effect to the Stock Splits completed prior to such date. Under the provisions of the Series B Preferred Stock as originally approved by the Board of Directors, Mr. Price would have received a cash payment of $5.0 million in respect of such redemption. In order to avoid a significant cash payment to Mr. Price at a time when the Company had substantial indebtedness, Mr. Price and the Board agreed that in place of such cash payment the Company would issue 411,423 shares of its Common Stock to Mr. Price in exchange for his shares of Series B Preferred Stock, valuing such shares of Common Stock at $12.16 for such purpose (the average trading price of such Common Stock during the ten consecutive trading days ended June 23, 1998 after giving effect to the Stock Splits completed prior to such date).

       On May 19, 1999, Mr. Price notified the Company that he was considering the exercise of his right to have redeemed by the Company a portion of his shares of Series A Preferred Stock. Under the provisions of the Series A Preferred Stock as originally approved by the Board of Directors, Mr. Price would have received a significant cash payment in respect of such redemption. In order to avoid a significant payment to Mr. Price at a time when the Company had substantial indebtedness, Mr. Price and the Board agreed that in place of such cash payment the Company would issue 1,500,000 shares of its Common Stock to Mr. Price in exchange for a portion of his shares Series A Preferred Stock, valuing such shares of Common Stock at the average trading price of such Common Stock during the ten consecutive trading days commencing with May 19, 1999. The trading price of such Common Stock on May 24, 1999 was $14.75.

             APPROVAL OF THE AMENDMENT AUTHORIZING ADDITIONAL SHARES
                                  (PROPOSAL 2)

General

       The Certificate of Incorporation of the Company currently authorizes the issuance of up to 20,000,000 shares of Preferred Stock and up to 60,000,000 shares of Common Stock. The Board of Directors is proposing to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 shares. As of June , 1999 there were shares of Series A Preferred Stock outstanding and
                  shares of Common Stock outstanding.

Recommendation of Board of Directors

       The additional authorized shares that would be available for issuance, if the Amendment Authorizing Additional Shares is approved, may be issued for any proper corporate purpose by the Board of Directors at any time without further shareholder approval (subject, however, to applicable statutes and the rules of the AMEX which require shareholder approval for the issuance of shares in certain circumstances). The Board of Directors believes it is desirable to give the Company this flexibility in considering such matters as stock dividends, raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares. The Company estimates that a significant majority of its currently authorized but unissued shares of Common Stock are reserved for issuance in connection with its LTIP, the senior exchangeable pay-in-kind notes due 2008, and the warrants granted as units with the Company's senior secured discount notes due 2007. Except as set forth in this Proxy Statement, the Company currently has no present agreements or commitments to issue any additional shares. Holders of Common Stock are not entitled to preemptive rights, and to the extent that any additional shares of Common Stock or securities convertible into Common Stock may be issued on other than a pro rata basis to current shareholders, the present ownership portion of current shareholders may be diluted.

       The increase in the number of authorized shares of Common Stock has not been proposed for any anti-takeover purpose, and the Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of its Common Stock. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or of the Board of Directors more difficult. Shares of authorized but unissued Common Stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of the Company, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities who support the Board of Directors in opposing a takeover attempt that the Board of Directors has deemed not to be in the best interests of the Company and its shareholders.

       THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDMENT AUTHORIZING ADDITIONAL SHARES. The directors and executive officers of the Company, who
together hold approximately    % of the combined
voting power of the Common Stock and Preferred Stock, intend to vote their shares of Common Stock and Preferred Stock in favor of this proposal.

Vote Required

       The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock is required to approve the Amendment Authorizing Additional Shares.

Rights of Dissenting Shareholders

       Under New York law, shareholders of the Company who object to the proposal to approve the Amendment Authorizing Additional Shares will not be afforded appraisal rights.

                                  OTHER MATTERS

       It is not anticipated that any other matters will be brought before the Annual Meeting. If other matters are properly brought before the meeting, proxies for shares of Common Stock will be voted in accordance with the best judgment of the proxy holders.

                             SHAREHOLDERS' PROPOSALS

       Proposals of shareholders to be presented at the annual meeting to be
held in 2000 must be received by March    , 2000 for inclusion in the Company's
proxy statement and form of proxy. Stockholders that wish to submit proposals for consideration at the Company's annual meeting to be held in 2000 without including them in the Company's proxy statement for that meeting must notify the
Company of their intentions by May    , 2000. If the Company is notified of such
proposals greater than 45 days before the date of this proxy statement, the person's named in this proxy may not exercise their discretionary authority to vote on these proposals.

                                     GENERAL

       Arthur Andersen LLP has been engaged as the Company's independent auditors for 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will also have the opportunity to make a statement if such representative so desires.

                                     BY ORDER OF THE BOARD
                                     OF DIRECTORS

                                     Kim I. Pressman
                                     Executive Vice President, Chief Financial
                                     Officer, Secretary and Assistant Treasurer

                        PRICE COMMUNICATIONS CORPORATION
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

            PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- JULY 14, 1999

       The undersigned hereby appoints Robert Price and Kim I. Pressman and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of Price Communications Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday, July 14, 1999, at 9:30 a.m. Eastern Daylight Savings Time, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 and at any postponement or adjournment thereof. The undersigned hereby revokes any proxy heretofore given with respect to such shares.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       This Proxy, when properly executed and returned, will be voted in the manner directed below. If no direction is made, this Proxy will be voted FOR the nominee and FOR the proposal.

       The Board of Directors recommends votes FOR the election of the nominee and FOR the proposal.

(1)    Election of Directors:

{__}   FOR THE NOMINEE LISTED

{__}   WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE LISTED

       NOMINEE: George H. Cadgene

INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE, DRAW A LINE
               THROUGH OR STRIKE OUT THE NOMINEE'S NAME AS SET FORTH ABOVE.

       Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 shares.

          {  }   FOR         {  }    AGAINST             {  }    ABSTAIN

(3) In their discretion, to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominee listed in Proposal 1 and FOR Proposal 2.






                                      ------------------------------------------


                                      ------------------------------------------
                                             Signature(s) of Stockholder(s)

                                      ------------------------------------------


                                      ------------------------------------------
                                             Print Name(s) of Stockholder(s)



                                      Please sign your name exactly as it
                                      appears hereon. If shares are registered in more than one name, each joint owner or fiduciary should sign. When signing as attorney, executor, administrator, trustee, personal representative, agent or guardian, please give your full title as it appears hereon.


                                      Dated    __________________________, 1999.